SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

July 19, 2007

[Missing Graphic Reference]

TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2007, TXCO Resources Inc., a Delaware corporation ("TXCO"), entered into a Supplemental Commitment Letter (the "Commitment Letter") with BMO Capital Markets Corp. as arranger and Bank of Montreal as lender.  The Commitment Letter provides for the amendment and restatement of TXCO's Second Lien Term Loan Agreement (the "SLTLA") and First Lien Credit Agreement (the "FLCA"), both dated as of April 2, 2007, pursuant to which the aggregate commitments under the SLTLA would be increased from $80 million to $100 million, and the initial borrowing base under the FLCA would be decreased from $60 million to $50 million. The Commitment Letter provides for a supplemental arrangement fee equal to 1.75% of the increased facility amount payable to BMO Capital Markets at closing.  The closing of the increased facility, which is expected to occur on or about July 25, 2007, is subject to the satisfaction of certain customary closing conditions.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Commitment Letter, included as Exhibit 10.1 to this filing.  Exhibit 10.1 is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Senior Secured Second Lien Term Loan Facility $20,000,000 Increased Facility Amount Supplemental Commitment Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TXCO Resources Inc.

Dated: July 25, 2007	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Senior Secured Second Lien Term Loan Facility $20,000,000 Increased Facility Amount Supplemental Commitment Letter

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